Mid-Con Energy Partners, LP Announces Quarterly Distribution on Preferred Units and Appointment to the Board of Directors

TULSA, April 26, 2017 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced that the Board of Directors of its general partner declared a cash distribution for its Class A Convertible Preferred Units (“Preferred Units”) for the quarter ended March 31, 2017, according to terms outlined in the Partnership Agreement. A cash distribution of $0.043 per Preferred Unit will be paid on May 15, 2017 to holders of record as of the close of business on May 8, 2017.

Additionally, the Partnership announced the appointment of John W. (“J.W.”) Brown to the Board of Directors of its general partner and as a member of the audit committee, effective April 25, 2017. Mr. Brown has been active in the formation and management of energy related partnerships and corporations as Chairman of Par Investments, LLC since 2005, and has been the General Partner of Premier Capital, Ltd., a private energy focused investment banking firm, since 1991. Prior to 1991, Mr. Brown participated directly in the oil and gas business as well as a variety of energy investment banking activities, and practiced law from 1973 until 1981. Mr. Brown previously served on the Board of Halcon Resources Corporation, and currently serves as Board Chair of The KidLinks Foundation, a non-profit organization. He earned a Bachelor of Arts Degree from Southern Methodist University and a Juris Doctor Degree and Master of Laws Degree from Southern Methodist University Law School.

“We are pleased to welcome Mr. Brown to the Board,” said Randy Olmstead, Executive Chairman of the Board. “J.W. has a well-established career in energy investments, transaction advisory, and board governance. We believe J.W.’s energy background and transactional expertise will serve as a nice compliment to the current Mid-Con Energy Board.”

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” of our public filings.

INVESTOR RELATIONS CONTACT
IR@midcon-energy.com
(918) 743-7575

1